OPTION AGREEMENT

         THIS  AGREEMENT  ("agreement")  is made this 26th day of October  2000,
between  E-PAWN.COM,   INC.  ("Optionee"),   a  Nevada  corporation  and  CELEXX
CORPORATION ("Optionor"), a Nevada corporation.

         In consideration for the $10.00 and the promises and representations made in this Agreement, the parties agree as follows:

1. CALL OPTION. Optionor hereby grants to the Optionee the right and option to acquire up to 5,250,000 shares of common stock, par value $.001 per share of E-PAWN.COM, INC. ("Option Shares") held by Optionor. The option to acquire the Option Shares shall exist from the date of signing this Agreement until September 30, 2003 ("Option Period"). Optionee shall have the right to acquire the Option Shares at any time during the Option period by paying a consideration of US $3.00 per share which price will be adjusted to give effect to any splits of recapitalizations ("Option Price").

2. PUT OPTION. If the closing bid price per share of the Option Shares reaches $4.00 per share taking into consideration and giving effect to any splits or recapitalization, the Optionor shall have the right, at its option, to demand that Optionee purchase the Option Shares at the price of $3.00 per share, as adjusted, and if the Optionee fails to purchase the Option Shares, the option shall terminate.

3. EXERCISE OF OPTION. Optionee or Optionor may exercise their respective option provided in paragraph 1 or paragraph 2 above, by giving the opposite party notice of intent to exercise the option. Exercising party shall identify the place for the closing, and the closing shall occur within 30 days of the date of notice. Optionor shall deliver the certificate representing the Option Shares free and clear with a blank stock power at the closing, and the transfer will be made on a delivery versus payment basis. Optionee shall deliver good funds in the amount of the Option Price for the Option Shares. Optionee may purchase all or any part of the Option Shares subject to this option.

4.   ASSIGNABILITY. The option  provided  under this  Agreement is divisible and
     assignable by the Optionee.   Optionee will give notice to the  Optionor of
     any assignment or transfer of rights under this option.

5. RESTRICTIONS AND HOLDING OF SHARES. Optionor agrees that during the Option Period Optionor will maintain control over the shares and will not transfer or otherwise alienate the shares to any other person, without the consent of the Optionees. Optionee agrees to keep the shares in certificate form during the Option Period.

                          CELEXX CORPORATION (Optionor)

                                                     By: /S/ Douglas Forde

                                                     E-PAWN.COM, INC. (Optionee)

                                                     By: /S/ Ed Ries